UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021
Bionano Genomics, Inc
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 18, 2021, Bionano Genomics, Inc., a Delaware corporation (the “Company”) completed its previously announced acquisition of BioDiscovery, Inc., a California corporation (“BioDiscovery”), as contemplated by that certain Agreement and Plan of Merger, dated as of October 8, 2021 (the “Merger Agreement”), by and among the Company, Starship Merger Sub I, Inc., a California corporation (“Merger Sub I”), Starship Merger Sub II, LLC, a California limited liability company (“Merger Sub II”), BioDiscovery and Soheil Shams, solely in his capacity as the securityholders’ representative.

Pursuant to the terms and conditions of the Merger Agreement, BioDiscovery merged with and into Merger Sub I (“Merger I”) whereupon the separate corporate existence of Merger Sub I ceased, with BioDiscovery continuing as the surviving corporation of Merger I and a wholly owned subsidiary of the Company. Immediately following Merger I, pursuant to the terms and conditions of the Merger Agreement, BioDiscovery, as the surviving corporation of Merger I, merged with and into Merger Sub II (“Merger II” and together with Merger I, the “Mergers”) whereupon the separate corporate existence of BioDiscovery ceased, with Merger Sub II surviving Merger II as a wholly owned subsidiary of the Company.

Pursuant to Merger I, the Company paid upfront consideration consisting of a combination of approximately $50 million in cash and $40 million in shares of Company common stock. The upfront consideration is subject to adjustment for, among other things, cash, unpaid indebtedness, unpaid transaction expenses and working capital relative to a target. Approximately $27 million worth of shares of Company common stock issued pursuant to the Merger I upfront consideration are subject to vesting based on continued service, subject to the terms and conditions of a stock restriction agreement. Under the Merger Agreement, the Company has also agreed to pay a milestone payment of $10 million in cash based on the achievement of certain commercial milestones. The Merger Agreement has a customary post-closing purchase price adjustment mechanism.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1*+	Agreement and Plan of Merger, dated October 8, 2021, by and among the Company, Starship Merger Sub I, Inc., Starship Merger Sub II, LLC, BioDiscovery, Inc. and Soheil Shams.
*
Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

+
Pursuant to Item 601(b)(10) of Regulation S-K, certain portions of this exhibit have been omitted (indicated by “[***]”) because the Company has determined that the information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2021	Bionano Genomics, Inc.

	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D
President and Chief Executive Officer
(Principal Executive Officer)